UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2007

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2007, Robert Guezuraga advised the Board of Directors of DDi Corp. (the "Company") that he intends to retire from the Board effective as of May 8, 2007, the date of the 2007 Annual Meeting of Stockholders of the Company. Accordingly, Mr. Guezuraga will not stand for reelection to the Board of Directors at the 2007 Annual Meeting of Stockholders.

The Company extends its gratitude to Mr. Guezuraga in recognition of his many years of service to the Board. In addition, in recognition of Mr. Guezuraga’s long service to the Company, the Company amended 96,428 stock options previously granted to Mr. Guezuraga under the Company’s 2005 Stock Incentive Plan, with exercise prices ranging from $5.67 to $7.79 per share, to accelerate the vesting and to extend the exercise period to one year following the effective date of his retirement.

The Board has decided to nominate Bryant R. Riley as a director nominee to fill Mr. Guezuraga’s Board seat at the 2007 Annual Meeting of Stockholders. Mr. Riley has agreed to serve as a director if elected. Mr. Riley, aged 40, is the founder and Chairman of B. Riley & Co., Inc., a Southern California based brokerage firm, since January 1997. Mr. Riley has also been the managing member of Riley Investment Management since 2001. He currently serves as a director of Alliance Semiconductor Corp. (Chairman), Aldila, Inc. and Integrated Silicon Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

March 8, 2007	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel